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                                                                    EXHIBIT 3.39


                                     CHARTER

                                       OF

                        SOUTHEASTERN MEDICAL GROUP, P.C.

         The undersigned, acting as the incorporator under the Tennessee Business Corporation Act, adopts the following charter for such corporation:

         1. The name of the corporation is Southeastern Medical Group, P.C.

         2. The corporation is authorized to issue 2,000 common shares, which shares collectively shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution.

         3. The street address and zip code of the corporation's initial registered office is 1716 Clinch Avenue, Knoxville, Tennessee 37916.

         4. The corporation's initial registered office is located in Knox County, Tennessee.

         5. The name of the corporation's initial registered agent at the office is W. Dale Amburn.

         6. The name, address, and zip code of the incorporator is W. Dale Amburn, 1716 Clinch Avenue, Knoxville, Tennessee 37916.

         7. The street address and zip code of the principal office of the corporation is 1900 Winston Road, Knoxville, Tennessee 37919.

         8. The corporation is for profit.

         9. This corporation is organized for the purpose of engaging in the practice of medicine and any other lawful business.

         10. The corporation elects to be governed by the provisions of the Tennessee
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Professional Corporation Act T.C.A. Section 48-3-401 et seq.

         11. No director may be sued by the corporation or its shareholders for breach of his or her fiduciary duty to the corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duties of loyalty, for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304.

         Dated this 4th day of June, 1993.


                                                 /s/ W. Dale Amburn
                                                 ______________________________
                                                 W. DALE AMBURN, INCORPORATOR


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                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                        SOUTHEASTERN MEDICAL GROUP, P.C.

TO THE SECRETARY OF STATE OF THE STATE OF TENNESSEE:

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1. The name of the corporation is Southeastern Medical Group, P.C.

         2.       The text of the amendment adopted is as follows:

         (a) The corporation hereby changes from a professional corporation to a general corporation; and

         (b) The corporation hereby changes its name to Hospital Based Physician Services, Inc.

         3.       The amendment was adopted on the 25th day of March, 1994.

         4. The amendment was duly adopted by the Board of Directors without Shareholder action, such Shareholder action not being required.

         DATED the 25th day of March, 1994.


                                           SOUTHEASTERN MEDICAL GROUP, P.C.


                                           By:  /s/ Michael L. Hatcher
                                                ________________________________
                                                MICHAEL L. HATCHER
                                                VICE PRESIDENT


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